HENRY SCHEIN
                                  NEWS RELEASE
        Henry Schein, Inc. - 135 Duryea Road - Melville, New York 11747


FOR IMMEDIATE RELEASE


              HENRY SCHEIN REPORTS STRONG THIRD QUARTER RESULTS



            EPS from continuing operations increase 50% to $0.66
                   Company introduces 2008 EPS guidance





MELVILLE, N.Y. - November 1, 2007 - Henry Schein, Inc. (NASDAQ: HSIC), the largest provider of healthcare products and services to office-based practitioners in the combined North American and European markets, today reported financial results for the quarter ended September 29, 2007.
         Net sales for the third quarter of 2007 were $1.5 billion, an increase of 20.8% compared with the third quarter of 2006. This increase includes 18.3% local currency growth (13.0% internally generated and 5.3% from acquisitions) and 2.5% related to foreign currency exchange. (See Exhibit A for details of sales growth.)
         Income from continuing operations for the third quarter of 2007 was $60.7 million or $0.66 per diluted share, up 54.6% and 50.0%, respectively, compared with the prior year third quarter. Income from continuing operations includes a pretax gain related to the disposition of certain assets of $2.4 million or $0.02 per diluted share.
         Net income for the third quarter of 2007 was $59.6 million or $0.65 per diluted share. Results include a loss from discontinued operations of $1.1 million or $0.01 per diluted share primarily related to the sale of the company's oncology pharmaceutical business.
          "We are very pleased with our third quarter financial results, which once again reflect strong double-digit sales growth and market-share gains in each of our four business groups," said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein. "Our Dental Group continued its trend of mid-teens growth while our Medical, International and Technology Groups each posted sales gains well in excess of 20% for the quarter."
         Dental Group sales increased 14.6% during the third quarter, including 13.8% growth in local currencies (10.4% internally generated and 3.4% from acquisitions) and 0.8% growth related to


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foreign currency exchange.  Of the 13.8% local currency growth, Dental consumable merchandise sales increased 9.9% (6.0% internal growth and 3.9% acquisition growth) and Dental equipment sales and service revenues were up 25.9% (24.1% internal growth and 1.8% acquisition growth).
         "Our Dental Group reported impressive internal growth in consumable merchandise and equipment sales and service revenues, with strong gains in both basic equipment and high-tech products," commented Mr. Bergman. "Of note, we have completed the integration of the full-service and special markets businesses of Becker-Parkin Dental Supply acquired in July, which strengthens our presence in key geographies."
         Medical Group sales increased 25.0% during the third quarter (22.5% internal growth and 2.5% acquisition growth). Excluding sales of influenza vaccine, Medical Group sales increased 9.0%, with 6.9% internal growth.
         "We are pleased with the strong performance of our Medical Group, which reflects the positive impact of our Medical One World program as well as the sale of approximately 7.3 million doses of flu vaccine, among other factors," said Mr. Bergman.
         For the quarter, International Group sales increased 25.7%, including 17.4% growth in local currencies (6.9% internally generated and 10.5% from acquisitions) and 8.3% related to foreign currency exchange.
         "Our International Group posted across-the-board gains with particular strength in the U.K., Italy, Spain and the Benelux countries," commented Mr. Bergman. "During the third quarter we acquired W. & J. Dunlop, a leading U.K. animal health products supplier. With the addition of Dunlops, our worldwide veterinary business is at a run-rate of more than $700 million in annual sales."
         Technology and Value-Added Services Group sales increased 29.5% during the third quarter of 2007, including 29.0% growth in local currencies (15.5% internally generated and 13.5% acquisition growth) and 0.5% growth related to foreign currency exchange.
         "Technology and Value-Added Services results reflect continued strong electronic services, software and financial services revenue growth," stated Mr. Bergman. "We recently closed on our acquisition of Software of Excellence, which provides us with leading positions in the U.K., Australia and New Zealand dental practice software markets. Sales of these products will be included in our Technology and Value-Added Services Group beginning with the fourth quarter of 2007."


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Year-to-Date Results
         For the first nine months of 2007, net sales of $4.2 billion represent an increase of 17.6% compared with the first nine months of 2006. This increase includes 15.2% local currency growth (8.8% internally generated and 6.4% from acquisitions net of divestiture) and 2.4% related to foreign currency exchange. Income from continuing operations for the first nine months of 2007 was $158.5 million or $1.75 per diluted share, up 32.4% and 30.6%, respectively, compared with the first nine months of 2006.

2007 EPS Guidance
         Henry Schein affirms 2007 financial guidance from continuing operations, as follows:

     o    2007 diluted EPS is expected to be $2.53 to $2.57.
     o This 2007 diluted EPS guidance includes Henry Schein's new expectation that it will distribute approximately 15.5 million doses of influenza vaccine during the year, compared with prior expectations it would distribute approximately 20 million doses.
     o 2007 diluted EPS guidance includes completed or previously announced acquisitions and does not include the impact of potential future acquisitions, if any.

2008 EPS Guidance
         Henry Schein introduces 2008 financial guidance, as follows:

     o 2008 diluted EPS is expected to be $2.93 to $3.00. This represents an increase of 15% to 18% compared with the mid-point of the Company's 2007 diluted EPS guidance.
     o This 2008 diluted EPS guidance includes Henry Schein's expectation that it will distribute 12 to 15 million doses of influenza vaccine during the year, representing $0.13 to $0.16 per diluted share.
     o 2008 diluted EPS guidance is for current continuing operations including completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

Third Quarter Conference Call Webcast
         The Company will hold a conference call to discuss third quarter financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call over the Internet through Henry Schein's Web site at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.


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About Henry Schein
         Henry Schein, a Fortune 500(R) company and a member of the NASDAQ 100(R) Index, is recognized for its excellent customer service and highly competitive prices. The Company's four business groups - Dental, Medical, International and Technology - serve more than 500,000 customers worldwide, including dental practitioners and laboratories, physician practices and animal health clinics, as well as government and other institutions. The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 85,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items.
         Henry Schein also offers a wide range of innovative value-added practice solutions for healthcare professionals, such as ArubA(R), the Company's electronic catalog and ordering system. Its leading practice-management software solutions have been installed in more than 50,000 practices, including DENTRIX(R) and Easy Dental(R) for dental practices, MicroMd(R) for physician practices, and AVImark(R) for animal health clinics.
         Headquartered in Melville, N.Y., Henry Schein employs nearly 12,000 people and has operations or affiliates in 22 countries. The Company's net sales reached a record $5.05 billion in 2006. For more information, visit the Henry Schein Web site at www.henryschein.com.


     In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors which, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms. A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
     Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: competitive factors; changes in the healthcare industry; changes in government regulations that affect us; financial risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions; financial risks associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence upon sales personnel and key customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service trouble with our third-party shippers; risks from rapid technological change; risks from potential increases in variable interest rates; possible volatility of the market price of our common stock; certain provisions in our governing documents that may



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discourage third-party acquisitions of us; and changes in tax legislation that affect us. The order in which these factors appear should not be construed to indicate their relative importance or priority.
     We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.




                               (TABLES TO FOLLOW)


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                                  HENRY SCHEIN, INC.
                           CONSOLIDATED STATEMENTS OF INCOME
                         (in thousands, except per share data)
                                      (unaudited)


                                                                     Three Months Ended               Nine Months Ended
                                                                -----------------------------   -----------------------------
                                                                September 29,   September 30,   September 29,   September 30,
                                                                     2007            2006            2007            2006
                                                                -------------   -------------   -------------   -------------

Net sales ....................................................  $   1,505,575   $   1,246,553   $   4,202,720   $   3,573,127
Cost of sales ................................................      1,076,245         887,495       2,968,567       2,521,303
                                                                -------------   -------------   -------------   -------------
       Gross profit ..........................................        429,330         359,058       1,234,153       1,051,824

Operating expenses:
    Selling, general and administrative ......................        332,630         296,457         972,880         852,228
                                                                -------------   -------------   -------------   -------------
       Operating income ......................................         96,700          62,601         261,273         199,596
Other income (expense):
    Interest income ..........................................          4,378           3,485          12,766          11,980
    Interest expense .........................................         (6,216)         (6,504)        (18,381)        (21,107)
    Other, net (includes $2.4 million gain in 2007) ..........          3,917           2,294           4,342           2,165
                                                                -------------   -------------   -------------   -------------
       Income from continuing operations before
        taxes, minority interest and equity in
        earnings (losses) of affiliates ......................         98,779          61,876         260,000         192,634
Income taxes .................................................        (33,682)        (21,695)        (89,788)        (69,062)
Minority interest in net income of subsidiaries ..............         (4,247)         (1,181)        (11,004)         (4,447)
Equity in earnings (losses) of affiliates ....................           (182)            246            (687)            581
                                                                -------------   -------------   -------------   -------------
Income from continuing operations ............................         60,668          39,246         158,521         119,706

Discontinued operations:
    Income (loss) from operations of discontinued
        components (including write-down of long-lived assets
        of $32.7 million in 2007 and a loss on sale of
        discontinued operation of $1.5 million and $32.3
        million in 2007 and 2006, respectively) ..............         (1,742)             59         (34,302)        (31,601)
    Income tax benefit (expense) .............................            647             (20)         12,685          12,657
                                                                -------------   -------------   -------------   -------------
    Income (loss) from discontinued operations ...............         (1,095)             39         (21,617)        (18,944)
                                                                -------------   -------------   -------------   -------------
Net income ...................................................  $      59,573   $      39,285   $     136,904   $     100,762
                                                                =============   =============   =============   =============

Earnings from continuing operations per share:
    Basic ....................................................  $        0.68   $        0.44   $        1.79   $        1.36
                                                                =============   =============   =============   =============
    Diluted ..................................................  $        0.66   $        0.44   $        1.75   $        1.34
                                                                =============   =============   =============   =============

Loss from discontinued operations per share:
    Basic ....................................................  $       (0.01)   $       0.00   $       (0.24)  $       (0.21)
                                                                =============   =============   =============   =============
    Diluted ..................................................  $       (0.01)  $        0.00   $       (0.24)  $       (0.21)
                                                                =============   =============   =============   =============

Earnings per share:
    Basic ....................................................  $        0.67   $        0.44   $        1.55   $        1.15
                                                                =============   =============   =============   =============
    Diluted ..................................................  $        0.65   $        0.44   $        1.51   $        1.13
                                                                =============   =============   =============   =============


Weighted-average common shares outstanding:
    Basic ....................................................         88,790          88,291          88,383          87,820
                                                                =============   =============   =============   =============
    Diluted ..................................................         91,399          90,015          90,779          89,554
                                                                =============   =============   =============   =============

Note: The above prior period amounts have been restated to reflect the effects of our discontinued operations.

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

                                                HENRY SCHEIN, INC.
                                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands, except share and per share data)


                                                                                       September 29,      December 30,
                                                                                            2007              2006
                                                                                       -------------     -------------
                                                                                        (unaudited)
ASSETS
Current assets:
    Cash and cash equivalents ..................................................       $     207,458     $     248,647
    Available-for-sale securities...............................................              27,750            47,999
    Accounts receivable, net of reserves of $42,006 and $40,536 ................             764,590           610,020
    Inventories, net ...........................................................             676,557           584,103
    Deferred income taxes ......................................................              31,742            28,240
    Prepaid expenses and other .................................................             145,372           125,839
                                                                                       -------------     -------------
            Total current assets ...............................................           1,853,469         1,644,848
Property and equipment, net ....................................................             236,309           225,038
Goodwill .......................................................................             887,285           773,801
Other intangibles, net .........................................................             203,389           161,542
Investments and other ..........................................................             103,041            75,917
                                                                                       -------------     -------------
            Total assets .......................................................       $   3,283,493     $   2,881,146
                                                                                       =============     =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable ...........................................................       $     514,830     $     414,062
    Bank credit lines ..........................................................               2,856             2,528
    Current maturities of long-term debt .......................................              29,050            41,036
    Accrued expenses:
       Payroll and related .....................................................             122,898           110,401
       Taxes ...................................................................              77,882            59,007
       Business acquisition ....................................................              61,615               --
       Other ...................................................................             204,760           183,054
                                                                                       -------------     -------------
            Total current liabilities ..........................................           1,013,891           810,088
Long-term debt .................................................................             432,279           455,806
Deferred income taxes ...........................................................             71,916            62,334
Other liabilities ..............................................................              62,206            60,209

Minority interest ..............................................................              29,646            21,746
Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value, 1,000,000 shares authorized,
       none outstanding ........................................................                 --                --
   Common stock, $.01 par value, 240,000,000 shares authorized,
       89,503,384 outstanding on September 29, 2007 and
       88,499,321 outstanding on December 30, 2006 .............................                 895               885
   Additional paid-in capital ..................................................             665,013           614,551
   Retained earnings ...........................................................             926,786           808,164
   Accumulated other comprehensive income ......................................              80,861            47,363
                                                                                       -------------     -------------
            Total stockholders' equity .........................................           1,673,555         1,470,963
                                                                                       -------------     -------------
            Total liabilities and stockholders' equity .........................       $   3,283,493     $   2,881,146
                                                                                       =============     =============


Note: The above includes $4.0 million of accounts receivable, net of reserves, and $1.8 million of inventories, net of reserves, related to discontinued components that are held-for-sale as of September 29, 2007.

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

                                                 HENRY SCHEIN, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (in thousands)
                                                    (unaudited)

                                                                                             Three Months Ended
                                                                                       -----------------------------
                                                                                       September 29,   September 30,
                                                                                            2007            2006
                                                                                       -------------   -------------


Cash flows from operating activities:
    Net income .................................................................       $      59,573   $      39,285
     Adjustments to reconcile net income to net cash
      provided by operating activities:
           Loss on sale of discontinued operation, net of tax ..................                 929             --
           Depreciation and amortization .......................................              17,794          16,733
           Stock-based compensation expense ....................................               5,995           4,559
           Impairment from write down of long-lived assets of
                 discontinued operations .......................................                 --              --
           Provision for losses on trade and other accounts receivable .........                 830           1,664
           Provision for (benefit from) deferred income taxes ..................               1,958          (8,599)
           Stock issued to 401(k) plan .........................................               4,104           3,565
           Undistributed earnings (losses) of affiliates .......................                 182            (246)
           Minority interest in net income of subsidiaries .....................               4,247           1,181
           Other ...............................................................              (2,300)         (2,137)
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................             (65,765)         (6,395)
                 Inventories ...................................................             (47,387)         (4,212)
                 Other current assets ..........................................             (14,310)           (770)
                 Accounts payable and accrued expenses .........................             103,334          19,381
                                                                                       -------------   -------------
Net cash provided by operating activities ......................................              69,184          64,009
                                                                                       -------------   -------------
Cash flows from investing activities:
     Purchases of fixed assets .................................................             (11,687)        (17,273)
     Payments for equity investment and business acquisitions,
        net of cash acquired ...................................................             (82,475)        (80,945)
     Cash received from business divestitures ..................................               5,061             --
     Purchases of available-for-sale securities ................................             (27,065)        (16,697)
     Proceeds from sales of available-for-sale securities ......................              87,315         117,806
     Proceeds from maturities of available-for-sale securities .................                 --              --
     Net payments for foreign exchange forward contract settlements ............              (5,367)         (2,090)
     Other .....................................................................              (6,428)         (6,769)
                                                                                       -------------   -------------
Net cash used in investing activities ..........................................             (40,646)         (5,968)
                                                                                       -------------   -------------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt ..................................                 --              --
     Proceeds from (repayments of) bank borrowings .............................              (4,273)            297
     Principal payments for long-term debt .....................................             (24,604)        (24,202)
     Proceeds from issuance of stock upon exercise of stock options ............               9,099           7,300
     Payments for repurchases of common stock ..................................                 --           (2,261)
     Excess tax benefits related to stock-based compensation ...................               3,575           3,362
     Other .....................................................................                (422)           (384)
                                                                                       -------------   -------------
Net cash used in financing activities ..........................................             (16,625)        (15,888)
                                                                                       -------------   -------------
Net change in cash and cash equivalents ........................................              11,913          42,153
Effect of exchange rate changes on cash and cash equivalents ...................               4,574          (4,417)
Cash and cash equivalents, beginning of period .................................             190,971         138,334
                                                                                       -------------   -------------
Cash and cash equivalents, end of period .......................................       $     207,458   $     176,070
                                                                                       =============   =============


                                                                                              Nine Months Ended
                                                                                       -----------------------------
                                                                                       September 29,   September 30,
                                                                                            2007            2006
                                                                                       -------------   -------------


Cash flows from operating activities:
    Net income .................................................................       $     136,904   $     100,762
     Adjustments to reconcile net income to net cash
      provided by operating activities:
           Loss on sale of discontinued operation, net of tax ..................                 929          19,363
           Depreciation and amortization .......................................              53,021          46,891
           Stock-based compensation expense ....................................              16,720          13,933
           Impairment from write down of long-lived assets of
                 discontinued operations .......................................              32,667             --
           Provision for losses on trade and other accounts receivable .........               1,062           2,343
           Provision for (benefit from) deferred income taxes ..................             (16,730)         (2,662)
           Stock issued to 401(k) plan .........................................               4,104           3,565
           Undistributed earnings (losses) of affiliates .......................                 687            (581)
           Minority interest in net income of subsidiaries .....................              11,004           4,447
           Other ...............................................................              (2,870)         (2,549)
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................             (82,521)         (9,418)
                 Inventories ...................................................             (31,941)        (35,967)
                 Other current assets ..........................................              (9,841)          7,376
                 Accounts payable and accrued expenses .........................              36,730         (82,877)
                                                                                       -------------   -------------
Net cash provided by operating activities ......................................             149,925          64,626
                                                                                       -------------   -------------
Cash flows from investing activities:
     Purchases of fixed assets .................................................             (33,023)        (49,927)
     Payments for equity investment and business acquisitions,
        net of cash acquired ...................................................            (124,298)       (186,132)
     Cash received from business divestitures ..................................               5,061          36,527
     Purchases of available-for-sale securities ................................            (115,066)       (164,037)
     Proceeds from sales of available-for-sale securities ......................             135,315         286,767
     Proceeds from maturities of available-for-sale securities .................                 --            1,280
     Net payments for foreign exchange forward contract settlements ............             (16,980)        (16,895)
     Other .....................................................................             (11,037)         (6,604)
                                                                                       -------------   -------------
Net cash used in investing activities ..........................................            (160,028)        (99,021)
                                                                                       -------------   -------------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt ..................................                 483             --
     Proceeds from (repayments of) bank borrowings .............................              (4,554)            297
     Principal payments for long-term debt .....................................             (42,529)        (30,677)
     Proceeds from issuance of stock upon exercise of stock options ............              32,719          32,900
     Payments for repurchases of common stock ..................................             (30,689)        (25,700)
     Excess tax benefits related to stock-based compensation ...................              11,597          13,150
     Other .....................................................................              (1,879)          1,665
                                                                                       -------------   -------------
Net cash used in financing activities ..........................................             (34,852)         (8,365)
                                                                                       -------------   -------------
Net change in cash and cash equivalents ........................................             (44,955)        (42,760)
Effect of exchange rate changes on cash and cash equivalents ...................               3,766           8,147
Cash and cash equivalents, beginning of period .................................             248,647         210,683
                                                                                       -------------   -------------
Cash and cash equivalents, end of period .......................................       $     207,458   $     176,070
                                                                                       =============   =============




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

Exhibit A


                                                 Henry Schein, Inc.
                                                 2007 Third Quarter
                                             Sales Growth Rate Summary
                                                    (unaudited)


                                               Q3 2007 over Q3 2006
                                               --------------------

                                               Consolidated      Dental         Medical     International    Technology
                                               ------------    -----------    ------------  -------------   ------------

Internal Sales Growth                               13.0%          10.4%           22.5%          6.9%           15.5%

Acquisitions                                         5.3%           3.4%            2.5%         10.5%           13.5%
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                    18.3%          13.8%           25.0%         17.4%           29.0%

Foreign Currency Exchange                            2.5%           0.8%             --           8.3%            0.5%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                             20.8%          14.6%           25.0%         25.7%           29.5%
                                               ============    ===========    ============  =============   ============



                                               Q3 YTD 2007 over Q3 YTD 2006
                                               ----------------------------

                                               Consolidated      Dental         Medical     International    Technology
                                               ------------    -----------    ------------  -------------   ------------

Internal Sales Growth                                8.8%          10.3%           10.5%          4.1%           19.5%

Acquisitions, net of divestiture                     6.4%           5.6%            6.6%          6.8%           10.5%
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                    15.2%          15.9%           17.1%         10.9%           30.0%

Foreign Currency Exchange                            2.4%           0.3%             --           8.5%            0.2%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                             17.6%          16.2%           17.1%         19.4%           30.2%
                                               ============    ===========    ============  =============   ============





FOR:     Henry Schein, Inc.
CONTACT: Steven Paladino
         Executive Vice President and Chief Financial Officer steven.paladino@henryschein.com
         (631) 843-5500

         Investors: Neal Goldner
         Vice President, Investor Relations
         neal.goldner@henryschein.com
         (631) 845-2820

         Media: Susan Vassallo
         Vice President, Corporate Communications susan.vassallo@henryschein.com
         (631) 843-5562

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